EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002

In connection with the Quarterly Report of The Smith & Wollensky Restaurant Group, Inc. (the “Company”) on Form 10-Q for the period ending October 3, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Alan Stillman, Chief Executive Officer of the Company, and Samuel Goldfinger, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to 906 of the Sarbanes–Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respect, the financial condition and results of operations of the Company.

Date November 17, 2005	By: /s/ Alan N. Stillman
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Alan N. Stillman
Chairman of the Board, Chief
Executive Officer and Director
(principal executive officer)

Date November 17, 2005	By: /s/ Samuel Goldfinger
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Samuel Goldfinger
Chief Financial Officer, Executive
Vice President of Finance, Secretary
and Treasurer (principal financial and
accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.